Issuer Free Writing Prospectus filed pursuant to Rule 433

Supplementing the Prospectus Supplement dated January 19, 2024 and the Prospectus dated January 19, 2024

Registration No. 333-276616

® TOYOTA I lnco meOr i ve r No tes " FINANCIAL SERVICES Accelerate your investments Toyoto l=lnonciol Se rv i ces' lncomeDr i ver Notes• offersyou on opportunity t o invest with o compony you believe In ond o portneryou con t rust. OVERVIEW FEATURES GET STARTED PROGRAM DOCUMENTS FAQS Quc • l i on.? Coll 1 - 844 · 464 - 4673 LOGIN Overview Our ln co me Dri v e r No l es ' ƒ poy o co mpe t itive interest rote ond ore redeemoble ot ony time. I nco me D r iver N o le s 8 ore n ot o bon k o cco u n l or a money mor k e t run d and ore not !=DIC - i ns ured . l nco me D rive r No le s 8 ore offered i n t he U .S. o n l y, and only b y m e o ns or a P - ros p e cl u s . < I c s j > low $500 m n iimum in i tial i nvestment No long - to r m comm i tment s Do i ly i n tc rosl oo t om otico ll y re inve s ted mont h l y Why choose lncomeDriver Notes ® ? I - I IG I - IE R RE T U R N S EASY INI T I AL I N V E S TM !;:N T SIMPLE ACC E SS TO FU NDS arning i s «islor with higher lntcr e1: t roles than typical sa"'ng• accoonls A ll ii takes,s $500 t os t ar t earni ng with us No long t er m com mi tme n ts so yo u can •pc,nd your money how y ou l,kc. w hcn you like A smarter way to invest Rate Comparison 1 4 . 7 5 % Compore ln com e Dr iver Notes., ro t es to those of other popular investment options and see how you con star t making more o f your invest ments. 2 0.6 4% 0. 0 8% I nc o me Driver Money Market I n te re s t N o t e s Checking 'A• o l Sept•mber 1 6th. 20 24 . N otiona l rote, for MC>n• vM C1r k et and ln t e. - eit Chec ki ng c 11 e calcu l o titd wl t.h ir'I an onnuol pM tago yield. I h i , 1nfo,1n0Uot1" bmod vpo,i t h. ,ato1pvbh od b y lh• I odCN'O I O.po11t l n,uronc• Co , porotlot1 . ' l ncomoO.. l " - r Nol•••donotcorial.,lul• o 1av. n 91 - . depo11 l t ƒ ' oth« bo M oc. c 0t.m l and , a • no t in1ur..d by or ,ubject l o t he protac:U , o, of th. r• CM r o l o.,,oot l n u,anc:• Corp(M'ot1on I M lrw:om.Orwe r Not•••o r • no t o monO'f mo rk • l l \ lnd, wt - . i d, ar• l yp i m ll y d!'V«'M fi od fvnd,con11.i:l i nq of lhort t « md@bt 1 - oc u n li • • ol mony ••••ra. and the r e f ore do not meet t ht d, v .n , ftcahon, and w, v • s t nMt n t q uo l, ty sta n d a rd, M t forth f or money ma r \ et lund1 b y thelnwulmenl Co m pany Ad of t940. Get started today It' s never t oo lot e, or loo eo rly , to begin in ves ti ng with o trus t e d porl n e r l ik e Toyolo i nonciol Se rv i c e s. To k e o lo o k ot how s imp l e it i s t o s to r l . CD VERli:Y YOUR EL I GI B ILITY l n c.otMO r , v ar Not u • or. O \ l'Oi l obi. t o i nc h v; d tJO l t and ctn ltl .. , wlt.h o U.S. odc fr • u on d o , S ,. S ,m N b o . r ,, f ffl r o l l o " ID LEARN ABOUT YOUR INV EST M ENT R""'• '" th e I i,e pt o,,poctu1 1 .$ th• ktgo l docv m ffl l w e ft l.cl w li. h th • S.Cut1 ll .. ondb (h u nge Com 1'1'11 1U0n ( S[ C ) that p, o v Kfct1 d olo ll 1 oba ul T oyo t a Mot o, Cr - •d. t COff)OfOUon a n d ovr l nco m eOriv.r No t • pt'Of:lrom, wh ic h m a y h • lp yo u mak e o more i n fo rm od d .c 1 1fOI \ . 0 COMPLETE TME ENROLL M E N T APPLICATION Vi:wt our 1.cvr• r o tl tntfl l w ebsH.• t o co mp l e t e yovr enrollmlf'l t o p phca lt on a nd olecl r onJco ll y fundyourln.UOI l,, v • 1 t rN1 r,t fr omyour U.. S . b<i nli acco u n t , C a :.ha., d ch.c k , c:on n o l b4t o cc. p lod 0 START I NV E STING You wi ll • o m do l ly i nt erti l o n yo u , pn ncrpo l 11 w 01o t.m • nt. Vovr 1 nt.. - ... l wlll b. a vi o moO ta ll y r ff w ea t od ot t he ond ol .._ h mon th . l:.NROLL NOW Program documents ENR O LL M E N T Prlvacy Notice T ., ,.,,. or u •• EJ Pro1poctu1 ACC O U NT C H A N G E F O R M S ® Updata your proflla or bank accou n t Information Y1iW Retitle a custod i al inve stment Y.1 - 'W Autharlza an Atto mey - i n • i:act, Guar d i a n, or Con a ttrvolor l'.1iY!'. CO RP O R A TE R ESO LUTI O N lclont il y i ndividua l, who can tronso c t o n co rporate . tru1t. or part n ership Noto• Frequently asked questions • Whal o re lncomeDriver Nol es ® ? T h e ln c ome Driver N o le s• program i s o d ir e ct inv es tm e nt i n se nior note s i ss ued by Toyo l o M ole r C red i t Cor porol i on ( "TMCC " ), lncome Dr i ver Nole s• pay a va ria b l e ro l e of inlere s l and ore redeemable al any lime . lncameDrlver Noles • ore not a bo nk a cco unt or o money ma rke t fund ond ore not FDIC i nsured . ln c omeDr l ver Note s" ore of f ered i n the U.S . only , ond on l y by means of o grp peclus . Rev i e w the peclus b e foreyou i nvest. e Am I eligible lo make on lncomeDriver Note s ® investment? I nd i v i d ual s ond e ntiti es w i th o va l id So c ia l S e curity number (SSN) o r U . S . l e d e ro l lo xpo y e r idenl i li c ol i o n numb e r (TIN) and a U.S. a d d r e ss ore e l i gib l e . l n c am e Dr i ve r Nole s" may be h e ld ind i vid uolly or j oin tly,among up lo t hr ee indiv i dua l s, o r by c o rpora ti on s. pa rtner s h i p s, l imi t ed liability co mpa nies , firms . oss o cia l i o n s , or o s cu s l odio l or trust i nve s t me n t s . e What is the interest ro te ? The cur r e nt in te r est ro l e is 4 . 75% . The interest ro t e i s variable ond subjec:l to c h ange o l ony lime . I nlere s t i s c o mpounded daily al the role in eff e ct each day . based on a 365 / 366 - day yea r . e Are ln co meDr i ver Notes "' FD IC - insured? N o , lncomeDriv e r Nole s• or e not o s avings, d e po s i t or o the r bonk oc c oun l o n d or e not i nsur e d by o r s ubject l a l h<> pro l e cl io n of t he l=e de ra l Depo s it In s u r a nce Cor p o ra t io n . e Where con I learn more about To yo ta Moto r Credit Corporolion? T oyo t a Motor Credit Corpora ti o n , which does bus i ness under the Toyota Finoncio l Services (Tl=S) service mark, i s Me of t he l a rges t consumer r foonce companies in the U .S . and one o f the highest• roted c opliveoulo finance companies in the world . For i nformol i o n o b oul eo rn i ngs results. fil i ngs w i t h the Se c urities ond t x c h onge Commissio n . ond company presentations , vi s i t our Investo r R e l a t ionsCe n te r. • I - low can I contact the lncomeDriver Noles ® Customer Service Center? Y a u c on conlocl th e Income Driver No l e s• Customer Serv i ce Ce n t er a l 1 - 8 4 4 - 4 6 4 - 467 3 . Our rep r ese n tol ives a r e ovo il oble /vlondoy through l=r i do y b etwe en 8 a.m. ond 7 p.m. (ET) . You con a l so re vie w more frequently asked ques t ions by die.king here . e TOYOTA FINANCIAL SERVICES I lncomeDrlver Note s • Toyot a F l nona o lSeMcH lsa s . e c . emar k usC!G lo mot k e . - l the p r oducts of 1 oyol a Moto r C r ed , t Co,porot .. on a n d l nco m e Ot , v er N o t ei • is o ,eg l : s t e - red l rodeM o d c ol loyoto Mot o r Cred it C . oq,oroUon . Toyot a M otorC redit Cor p or at ion r TM CC .. ) ho s fi le d a r egl : ll ro lion ,i t . ol wnont( in d u d , ng a pr 0 $ pedus) w rth tho Se c : ur ib e . , : o nd E xchan g e Comm i . o ion { "SEC - ) ror thoQ ff e ti n 9 t o which th a . co m m u n . c : ollon r e kilft . Bci f oroyou ln v cHt . you sho 1 . 1 l d l' OO d thop r Olpe< t us I n t ho l r . g nt rotl on 1 lo l omen l a n d o l hcw - d oc : un - .. n b T M CC ho • fi l od w . t h t h o S C C f Of' morecompkt t · • inform a t . o n about TMCCond th i t off ering, V ou m a y g ot lhoM d oc u mc : inls fu r f r oe by ¥ 11 o b 1 n 9 t h • SCC ... , . bt . it • a l www . - s 2 . ! o r b y dUWT'lloo din g t hem her - e . Atl 4 !'rn nll ve ly, l' M CC w illa r ro ngo to ir . end you t he pros ctu, ff yo u requosl it b y 1 ;: o ft in g - 1 8 - 4 4 - 464 .. 4 ' 6 73 . ln c ; om vO r rn>r N ol • .. o ro vn • vc u - . d d • bt ob l , go t - oc, • aolo l y o f TMCC ol'Mq : I r o no t ob 1 i,g a bons of . o r d i H y or 1 ndir 1 K t l y 9 ua r o ntff d . by T oyota Mot or( ; o( - po t ol,ion, T oyotaA non c :; ' ƒ I Sca r'vi c - Q't, Co r po r a l . i on, or a ny c,f l hc,i r r pod rv tta ffi ! . nt • s . The l nco"' - On v o r No t n • wlUh o vo tho bo - ne fi t o f c . n 1 d i t support o gr .. m o n U 0 1 do rib i n lha P - ! 2 JR! £ !!!! f - i l od with th • S C C . l nc : omctOrwo r N ot . u :• do n ot c : o n 1 . l 1 t vto o $ 0 v i ng, . d,opo : r ;: Et or o U ,or b o n o cc :: ou n t on do r o, n ot i n 1 urtKf by orJiUb j t t o t he p i - ot • c ; tio n of t h o J :. derol OepoJit ln . M H 'O n c • Corporotion . l nc . - omelx i vo r No t ••• or • n ot o monoy mor - bt f u n d . w f n ch o r a typiw ll y d 1 Yom fi - . d f unch co n 11 ,t i : n,g ol 1 ho r 1 tc,n - n debt secvn t . - S of IJ' o ny r : »ven,, ond t he r efo r e do n ot me et the d 1 vers,ficorn)Oo n d , n ,, . , tm ent quo l rly a - tond ard , Hl forth formoney mork f'Afun d s by Uio l n voJt rn 4 " 1 l C ompany Ac ; to f 1 9 110 .

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